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                                                                  EXHIBIT (g)(1)

     RESOLVED, that James F. Leary is hereby elected and appointed to serve as a director of the Company until his successor is duly elected and qualified, thereby filling the vacancy created by his resignation in December 1996.

     FURTHER RESOLVED, that Section 6.3 of the Company's Bylaws is hereby deleted in its entirety and that a new Section 6.3 is hereby added (to replace deleted Section 6.3) to hereafter read as follows:

          "6.3.1. Record Dates For Actions Not by Written Consent. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any such action. In the absence of any action by the Board of Directors, the record date shall be at the close of business on the day preceding (i) the date on which a notice of meeting is given, or (ii) the date the Board of Directors adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders shall be valid for any adjournment of said meeting and shall, at the Board of Directors election, be valid for any reconventions and readjournments of the meeting made no later than ninety (90) days after such record date.

          6.3.2. Record Date for Action by Written Consent. In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
     Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining


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     stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

          6.3.3. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 6.3.2 to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Section 6.3.2 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation.)

          6.3.4. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest date written consent was received in accordance with Section 6.3.2, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner prescribed in Section 6.3.2."

     FURTHER RESOLVED, that the Board of Directors does hereby designate a committee to have plenary power and authority to take any and all action in connection with all matters relating to Sears' Offer to Purchase for cash any and all outstanding shares of common stock including, without limitation, the preparation, approval and distribution of a Schedule 14D-9 and all matters related thereto; the consideration and approval, if appropriate, of defensive measures (including the specific authority to consider and approve, if appropriate, the declaration of a dividend distribution of rights entitling the holder, in certain instances, to receive, upon exercise, common stock of the Company, of a value to be determined by the Committee); the preparation and approval of all press releases related to any of the foregoing; and the retention of any necessary advisors, professionals or independent contractors, but excluding any matters not specifically authorized herein for which the Board can not delegate authority pursuant to Section 141 of the Delaware General Corporation Law without such specific authorization; which committee is designated the "Independent Committee," the members of which are Messrs. Turner, Keane, Rivelli, Bayless and Leary.

     FURTHER RESOLVED, that the Independent Committee be, and hereby is, authorized, for and on behalf and in the name of the Company, to engage such advisors, professionals and others as the members of the Independent Committee in their sole and absolute discretion deem

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advisable or necessary and to enter into agreements with such persons upon such terms and conditions as the members of the Independent Committee in their sole and absolute discretion deem advisable; and that the Company is authorized to pay the fees of all such persons engaged by the Independent Committee in accordance with the terms of the respective agreements with such persons.

     FURTHER RESOLVED, that the officers of the Company and such other persons as are designated by them, be, and each of them hereby is, authorized and directed to make available to the members of the Independent Committee and their advisors such books, records, reports, studies and other information as the members of the Independent Committee or their advisors may deem necessary or appropriate to facilitate the performance of their duties, and that the officers of the Company are further authorized to take any and all additional action necessary, desirable or appropriate to effect the intent of the resolutions contained herein.